                                                               Exhibit (10)(ii)

                         DIRECTOR COMPENSATION AGREEMENT

          THIS AGREEMENT dated this _____ day of February, 2002, ("the Agreement"), by and through LIFE INVESTMENT FUNDING ENTERPRISES, INC., ("the Company") a Nevada corporation, with principal offices at 1605 Main Street, Suite 1109, Sarasota, Florida 34236 and ______________________________ ("the
Director"), residing at
---------------------------------.

     1. AGREEMENT TO SERVE. The Director agrees to serve as a member of the Board of Directors for a minimum term of one year upon his appointment or election as a member of the Board of Directors of the Company. The Director understands that the initial term of service is for one (1) year from the time of appointment or election but that the Bylaws of the Company may subsequently provide that the members of the Board of Directors of the Company serve in staggered terms. If such occurs, the Director understands and agrees that he may be elected to a term of service which has a duration as long as three years.

     2. SERVICES. Upon his appointment or election as a member of the Board of Directors of the Company, the Director agrees to faithfully fulfill his responsibilities in such position and to serve on such committees of the Board of Directors as may be created and deemed necessary, including, without limitation, an Audit Committee. The Director acknowledges that his serve as a member of the Board of Directors of the Company creates a fiduciary obligation on his part owing to the holders of the Company's outstanding equity and debt securities, including, without limitation, the Company's outstanding Common Stock and Class A and Class B Convertible Preferred Stock. The Director agrees to faithfully attend all regular and special meetings of the Board of Directors and the shareholders of the Company as such are noticed and convened.

     3. COMPENSATION. The Director shall be entitled to receive from the Company compensation as a result of his service as a member of the Board of Directors of the Company. Such compensation shall be constituted by the following:

     (a) For each meeting attended, the Director shall be entitled to receive a cash fee in the amount of $____________ plus reimbursement for his reasonable travel expenses as such are expended in order to attend any special or regular meeting of the Board of Directors or any shareholders' meeting.



     (b) For each 12 months of service as a member of the Board of Directors of the Company, the Director shall be entitled to receive shares of Common Stock of the Company having a value of Seventy-five Thousand Dollars ($75,000.00) and such entitlement shall exist for each 12 month period of the first 24 month period of director service by the Director. For purposes of determining the value of each share of Common Stock at the conclusion of each 12 month period of service by the Director, the higher of the book value per share of Common Stock or the mean between the bid and the asked price of the Company's Common Stock in any existing public market therefor shall be used.

     (c) The Company and the Director acknowledge that the Company intends to implement a Stock Option Plan for the benefit of the Company's Board of Directors, which Plan will provide options to each director, permitting each member of the Company's Board of Directors to purchase the Common Stock of the Company at any time during the initial 24 month period of the Plan, which Common Stock shall be valued for purposes of the option at a price which is 15% less than the mean between the bid and the asked price of such Common Stock of the Company, as is reflected in any public market therefor.

      4.  ACKNOWLEDGMENTS. The Director hereby acknowledges that the:

         (a)      Company's services are highly specialized;

         (b) identity and particular needs of the Company's customers and investors are not generally known;

         (c) Company has a proprietary interest in its customers, investors list and marketing methods and procedures and

         (d) documents and other information pertaining to the Company's sales, marketing and pricing methods and/or techniques as well as information pertaining to the Company's customers and investors including without limitation, identity, location, service requirements are highly confidential proprietary information and constitute trade secrets in which the Company has a sole ownership interest.

     5. TRADE SECRETS AND CONFIDENTIAL INFORMATION. During his service, the Director may have access to, and become familiar with, various trade secrets and/or proprietary information belonging to the Company, including without limitation, the documents and information referred to in section 4 above. The Director acknowledges that such trade secrets and proprietary information are owned by and shall continue to be owned solely by the Company. During the term of his service and for thirty-six (36) months after conclusion of such service, the Director agrees not to use, communicate, reveal or otherwise divulge said information to any person, partnership, corporation or other legal entity unless such Director is compelled to due so by a court of proper jurisdiction.

     6. DOCUMENTS. Under no circumstance shall the Director remove from the Company's premises any books, records, documents, or customer or investor lists, or any copies of such documents, without the Company's prior written consent; nor shall Director copy in any manner said books, records, documents, customer or investor lists for use outside of the Company's office, except as specifically authorized in writing by the Company.


         7.       RESTRICTIVE COVENANT. The Director agrees that:

         (a) For a period of twenty four (24) months after the conclusion of his service, the Director will not, directly or indirectly solicit any person, company, firm or corporation who is ow was a customer or investor of the Company during the period of Director's service. Director agrees not to solicit such customers on behalf of himself or any other person firm, company or corporation..

         (b) The Director agrees that for a period of _______ after the conclusion of his service, Director will not accept employment with, or act as a consultant, contractor, advisor, or in any other capacity for, a competitor of the Company, or enter into competition with the Company, either by himself or with an entity owned or managed in whole or part by the Director, within the states of _________________. The term "competitor" as used in this Agreement, means any entity primarily engaged in any business which the Company engaged in subsequent to the date of this Agreement.

         (c) The parties have attempted to limit the right to compete only to the extent necessary to protect the Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Thus, parties hereby agree that, if the scope or enforceability of the restrictive covenant contained herein is in anyway disputed at any time, a court or trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances.

     8. REMEDIES. Director acknowledges that: (1) compliance with Paragraph 4 through 7 herein is necessary to protect the Company's business and goodwill;
(2) a breach of those paragraphs will irreparably and continually harm and/or damage the Company; and (3) an award of monetary damages will not be adequate to remedy such harm and/or damage.

     9. WAIVER OF RIGHTS. If, in one or more instances, either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present or future right granted under this Agreement, and the obligations of both parties under this Agreement shall continue in full force and effect.

     10. INDEMNIFICATION. The Company shall indemnify the Director to the full extent permitted by Nevada corporate law and other applicable law. It is acknowledged that the United States Securities and Exchange Commission is of the opinion that indemnification of a corporation's directors and officers under certain circumstances and relating to matters arising under the Federal securities laws may be contrary to public policy, as expressed in such Federal securities laws. The Company and the Director acknowledge the position of the United States Securities and Exchange Commission and will take appropriate action if issues arise with respect to such matter.

     11. NOTICES. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office, enclosed in a certified postage-paid envelope, return receipt requested, and addressed to the address of the respective party stated below or to such address as either party may have revised by notice:

         To the Company:            Life Investment Funding Enterprises, Inc.
                                    Attention: J. Patrick Bryan, President
                                    1605 Main Street, Suite 1109
                                    Sarasota, Florida  34236

         To the Director:



Any and all notices of change of address shall only be effective upon receipt.

         12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Nevada without giving effect to principles of conflict of law.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute and the same instrument.

                                    COMPANY:

                                    LIFE INVESTMENT FUNDING
                                    ENTERPRISES, INC.



                                    By_________________________________
                                     Its_______________________________



                                    DIRECTOR:



                                       ---------------------------------